EXHIBIT 10(f)
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                              AMENDMENT NUMBER TWELVE
                                        TO
                              GRANTOR TRUST AGREEMENT

          THIS AGREEMENT made as of the 11th day of July, 2000 by and between THE BANK OF NEW YORK COMPANY, INC., a corporation organized and existing under the laws of the State of New York (hereinafter referred to as the "Company"), and THE CHASE MANHATTAN BANK, a corporation organized and existing under the laws of the State of New York (hereinafter referred to as the "Trustee").

                              WITNESSETH:

          WHEREAS, the Company and the Trustee entered in a Grantor Trust Agreement dated as of November 15, 1993 (as amended from time to time, the "Agreement");

          WHEREAS, Article TWELFTH of the Agreement provides that the Company may amend the Agreement; and

          WHEREAS, the Company desires to amend the Agreement;

          NOW, THEREFORE, the Company and the Trustee agree that the agreement is amended, effective as of July 11, 2000, as follows:

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          1.  Article FIRST is amended in its entirety to read as follows:

          FIRST: Definition of Change in Control. For purposes of this Agreement, a "Change in Control" shall be deemed to occur if (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); provided, however, that the event described in this clause (A) shall not be deemed to be a Change in Control if (x) it involves the acquisition of the Company's Voting Securities from the Company in connection with the acquisition by the Company of a business or operations of or controlled by such person, (y) a majority of the Incumbent Directors (as defined below) approve a resolution providing expressly that such acquisition does not constitute a Change in Control under this Article and (z) such person does not become the beneficial owner of 35% or more of the Company's Voting Securities; or (B) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period (the "Incumbent Directors") and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or (C) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a

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vote of at least two-thirds of the Incumbent Directors then on the Board, either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination (each such new director shall also be deemed to be an Incumbent Director) cease for any reason to constitute a majority of the Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors, as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board or as a result of an actual or threatened acquisition of 25% or more of the Company's Voting Securities shall be deemed to be an Incumbent Director; or (C) there occurs the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) at least 60% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 95% or more of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Company's Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company's Voting Securities among the holders thereof immediately prior to the Business Combination and (ii) after giving effect to the Business Combination, at least (I) a majority of the members of the board of directors of the Surviving Corporation and of any corporation that owns 25% or more but less than 50% of the Voting Securities of the Surviving Corporation or (II) a majority of the members of the board of directors of any corporation that owns at least 50% of the Voting Securities of the Surviving Corporation, were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination; or (D) the shareholders of the Company approve a plan of complete liquidation of the Company; or (E) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

          Notwithstanding the foregoing, for purposes of this Agreement, the Trustee shall not be deemed to have knowledge that a Change in Control has occurred until it has received written notice thereof from the Company or a Covered Participant.

          2. Article TWELFTH is amended by amending the first sentence of paragraph (b) thereof to read as follows:

          Notwithstanding any other provision of this Agreement, no amendment to the provisions of this Agreement and the trust created thereby shall be effective (i) if it is adopted in connection with or as a consequence of the Change in Control and it adversely affects the Covered Participants, unless the Company's Chief Executive Officer immediately prior to such Change in Control serves as Chief Executive Officer for two years thereafter of the Surviving Corporation and, if applicable, of any corporation that owns at least 50% of the Voting Securities of the Surviving Corporation or (ii) it is

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adopted after the date a Change in Control occurs without the written consent of two-thirds in number of the Covered Participants.

          3. Exhibit I to the Agreement is amended by deleting Exhibit I in its entirety and substituting therefor Exhibit I in the form attached hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in their respective names by their duly authorized officers under their corporate seals as of the day and year first above written.

ATTEST:                              THE BANK OF NEW YORK COMPANY, INC.

\s\  Russell P. Wellinger            By: \s\  Gerald L. Hassell
-------------------------            ---------------------------
                                     Name:
                                     Title:

ATTEST:                              THE CHASE MANHATTAN BANK

\s\  William J. Leahy                By: \s\  Gerard Stafford-Smith
---------------------                ------------------------------
                                     Name:
                                     Title:

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                              EXHIBIT I


         1.The Bank of New York Company, Inc. Excess Benefit Plan

         2. The Bank of New York Company, Inc. Supplemental Executive Retirement Plan

         3. Agreements between The Bank of New York Company, Inc. and the following persons:

         Individual           Date of Agreement
         ----------           -----------------

         Thomas P. Gibbons    July 11, 2000
         Leslie V. Godridge   July 11, 2000
         Alan R. Griffith     July 11, 2000
         Gerald L. Hassell    July 11, 2000
         Newton P.S. Merrill  July 11, 2000
         Donald R. Monks      July 11, 2000
         Robert J. Mueller    July 11, 2000
         Richard Pace         July 11, 2000
         Thomas J. Perna      July 11, 2000
         Thomas A. Renyi      July 11, 2000
         Brian G. Rogan       July 11, 2000
         Bruce W. Van Saun    July 11, 2000
         Joseph M. Velli      July 11, 2000